July 11, 2011 NCR announces acquisition of Radiant Systems EXHIBIT 99.3

NCR Confidential 2
Important information
The planned tender offer described in these materials has not yet commenced. This description is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, NCR Corporation will file a tender offer statement on
Schedule TO with the Securities and Exchange Commission (the “SEC”), and Radiant Systems, Inc. will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer.
The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to Radiant shareholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC’s website: www.sec.gov.

Corporate strategy
Trusted partner to the customers we serve
Financial Services
Retail and Hospitality
EXPAND INTO EMERGING GROWTH INDUSTRY SEGMENTS
Travel and Gaming
Entertainment
Healthcare
NCR Services
Design to win (DfX)
PLM
Lean Six Sigma
Innovation provides the foundation for our strategy
2010 Strategy
NCR's Business Strategy
Board Strategy Circa
NCR Strategy
NCR Self-Se
Strategic Tran
World class people, training/development, and culture
Strong foundation of ethics & integrity

NCR announces agreement to acquire Radiant Systems
A significant growth initiative
2005
Equity purchase price of
approximately $1.2 billion
Expected transaction close
in Q3 2011
•
Establish Global manufacturing  network
•
BU
to LoB
model
•
Move into Entertaiment
•
Corporate HQ move
•
Execute Teradata spin-off
2011
2009
2006
2007
2008
2010
NCR Confidential 3

This acquisition aligns with our strategy to grow our
core retail and hospitality business
Penetrate adjacent single
and multichannel
self-service solution
segments
Once the transaction is complete, it will establish a core third vertical
Move into fast-growth, high-margin
adjacencies
Extend reach into new hospitality segments
and specialty retail verticals
Leverage Radiant’s software capability
across our solutions offerings
Grow in key areas: software/SaaS and SMB
customers
Deliver a unique portfolio of multi-channel
point-of-service and self-service solutions
Increase available market opportunity
Expand our global footprint relative to
hospitality, where we have been limited
Drive domestic and international
penetration of Radiant solutions with our
brand and footprint
Build a world-class channel partner network
– a large percentage of Radiant business is in
the indirect channel
Financial
Retail
Hospitality
Expand and strengthen
geographic presence and
sales coverage
NCR Confidential 4

Radiant’s strong SaaS capabilities will drive our vision
of becoming hardware-enabled, software-driven
APTRA™ Consumer
Passport REL 1.0.00
POS and Loyalty
Software
eMarketing
Online Text Mobile Web Mobile App
NCR APTRA™ Mobile Banking Digital Signage
Digital
Download
Proactive Travel
Management
Software as
a Service (SaaS)
e-Commerce
CRM Integration
Online and
Mobile Bill Pay
NCR Confidential 5

1

Athens
Augusta
Macon
Columbus

2

3

- ✓
- ✓
- ✓
- ✓

AT&T
4:00 PM
CP Mobile
Scanner
Charge: 90%
Store
MAIN
Point of Sale
Inventory
Customers
Store: MAIN
MGR

4

5

NCR

NCR Confidential 6
Top ten things you should know about Radiant
located in Alpharetta, GA – creating great synergy opportunity
Peachtree City, GA
Columbus, GA
Duluth, GA
#1 provider in the hospitality
industry and a market leader in
multi-channel, point-of-sale and
managed service solutions
today, they reach 4 key
industry segments:
Hospitality
Petroleum and Convenience
Sports and Entertainment
Specialty Retail
got their start in the
convenience store industry
a leader in mobile ordering and
payment in Hospitality and
recently began offering mobile
POS technology in the specialty
retail market

Top ten things you should know about Radiant
$51
$71
$82
$109
$132
$147
$121
$152
$171
$193
$155
$199
$172
$222
$253
$302
$287
$346
41.0%
44.0% 44.0%
44.0%
47.0% 46.0%
2005 2006 2007 2008 2009 2010
Recurring Revenue Other Revenue Gross Margin
Multi-year track record of growth with steadily improving margins and cash flow – this will advance our own growth and margin expansion goals
Offer a full suite of solutions from point-of-sale (hardware and software-based site management solutions) to subscription,
maintenance and transaction services to professional services
A large percentage of their business is through the indirect channel – which will help support our goal of building a world-
class channel network
Prominent customer list, which includes:
The strength of their cloud-based SaaS solutions will further enhance our own solutions
NCR Confidential 7
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7
8
9
10

Establish our third core industry vertical
Extend our reach into new hospitality segments
and specialty retail verticals
Deliver a superior portfolio of multi-channel point-of
service, self-service and managed service solutions
Expand our global footprint relative to hospitality
Build a world-class channel partner network
Enhance and expand our c-tailing story
Strengthen our customer relationships
Collectively enable 300 million transactions every day
This is a story about creating new opportunities for
growth by leveraging each other’s strengths
Together we will expand our leadership position
NCR Confidential 8

NCR Confidential 9
Key Messaging Document
Customer-centric
Multi-Industry
Leadership
Innovative Scale and Reach
Customers:
•The acquisition of Radiant demonstrates NCR’s
commitment to the Hospitality and Specialty
Retail industries worldwide.
•Radiant is now backed by a $4.8 billion (FY’10)
leader in self-service with more than 127 years of
experience delivering innovative, high quality
solutions to the Retail and Hospitality industries
in more than 180 countries.
•Leveraging Radiant’s software innovation and
NCR’s global brand and reach, our commitment
to deliver innovative, high quality solutions is
stronger than ever.
•We are confident that  our combined pool of
industry experts and unmatched solutions
portfolio will enhance our ability to make you
more successful in your markets.
Partners and Suppliers:
•This acquisition is a visible demonstration of our
commitment to our channel partners and to
enabling us to accelerate the growth of your
business.
•Market coverage will be enhanced by Radiant’s
strong channel partner network, which will
complement NCR’s direct and indirect sales
channels and support its goal of building a world-
class channel partner network
•The SMB market is a critical part of our business
and growth strategy. We are as committed to
supporting your efforts in serving our small
business customers.
•We will bring more solutions to more markets
with our expanded partner network, providing you
with a competitive advantage.
NCR, the company whose innovation transformed the consumer experience in the banking, retail and travel/transportation industries, is solidifying its leadership position in the $8B hospitality and specialty retail industry through the acquisition of
Radiant Systems.  By leveraging NCR’s global brand and reach, Radiant’s comprehensive, industry-focused suite of solutions and expertise, with a combined channel partner and service network, NCR reinforces and extends its global leadership position as the preeminent multi-industry technology company focused on businesses serving consumers.
NCR is at your service everyday, around the world and second to none.